                             VOTING TRUST AGREEMENT

     This Voting Trust Agreement (the "Agreement") is made as of May 19, 1998 between the several shareholders of La-Man Corporation, a Nevada corporation ("Company"), whose names are subscribed below (the "Shareholders") and J. Melvin Stewart (the "Trustee").

     WHEREAS, the Shareholders are owners of an aggregate of 305,000 shares of the common stock of the Company, par value $.001 per share (the "Shares"), in the amounts set forth on SCHEDULE A; and
                         ----------

     WHEREAS, with a view toward the safe and competent management of the Company in the interest of all of its shareholders, the Shareholders desire to create a trust in the following manner, they agree as follows:

     (S)1.  Transfer of Shares.  Upon execution of this Agreement the
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Shareholders shall deliver to the Trustee the certificate or certificates representing all the Shares now owned or controlled by them, the certificates to be endorsed in blank or accompanied by proper instruments of assignment and transfer in blank. The Shares will be held by the Trustee for the term provided in (S)10 herein in trust, however, for the Shareholders, their heirs, personal representatives, successors and assigns, and at all times subject to the terms and conditions set forth in this Agreement.

     (S)2.  Additional Shares.  Any certificate for additional Shares that
            -----------------
shall be issued to or acquired by any of the Shareholders during the terms of this Agreement in like manner shall be endorsed and delivered to the Trustee, to be held by him under the terms of this Agreement.

     (S)3.  Delivery to Company.  A counterpart of this Agreement and of
            -------------------
every supplemental Agreement shall be filed at the Company's registered office at 5029 Edgewater Drive, Orlando, Florida, 32810.

     (S)4.  Voting Trust Certificates.  Upon the delivery to the Trustee of
            -------------------------
the certificates representing the Shares of the Company which are subject to this Agreement, the Trustee will cause the Shares to be transferred on the books of the Company to himself as Trustee and will deliver to each of the Shareholders a trust certificate for the number of Shares delivered to the Trustee, substantially in the following form:

                               "TRUST CERTIFICATE

          This is to certify that the undersigned Trustee has received a certificate or certificates issued in the name of __________________________________, evidencing the ownership of __________
     Shares of La-Man Corporation, a Nevada corporation, and that the Shares are held subject to all the terms and conditions of that certain Voting Trust Agreement dated May 19, 1998 between J. Melvin Stewart, as Trustee, and certain shareholders of La-Man Corporation. During the period of 10 years from and after May 19,1998, the Trustee, or his successors, as provided in the Voting Trust Agreement, shall possess and be entitled to exercise the right to vote and otherwise represent all of the Shares for all purposes, it being agreed that no voting right shall pass to the holder by virtue of the ownership of this certificate.

          This certificate is assignable with the right of issuance of a new certificate of like tenor only on the surrender to the undersigned or his successor of this certificate, properly endorsed. On the termination of the trust this certificate shall be surrendered to the trustee by the holder on delivery to that holder of a stock certificate representing a like number of Shares.

          In witness whereof, the undersigned Trustee has executed this certificate on May ________, 1998.

                                    J. Melvin Stewart, Trustee"

     The Trustee shall keep a record of the holders of the voting trust certificates, including the names and addresses of the holders and the class of Shares in respect of which the trust certificates are issued. A copy of the record shall be deposited by the Trustee with the Company at its registered office.

     (S)5.  Transfer of Certificates.  Trust certificates, subject to the
            ------------------------
conditions of this Agreement, may be transferred by endorsement by the person to whom issued, or by his or her attorney in fact, or by the personal representative or guardian of his or her estate, and delivery to the Trustee; but the transfer shall not be evidence to or be binding on the Trustee until the certificate is surrendered to him and the transfer is so entered in his Trust Certificate Book, which shall be kept to show the names of the parties by whom and to whom transferred, the numbers of the certificates, the number of Shares and the date of transfer. No new trust certificate shall be issued until its predecessor certificate shall have been surrendered to and canceled by the Trustee, and he shall preserve the certificates so canceled as vouchers. In case any trust certificate shall be claimed to be lost or destroyed, a new trust certificate may be issued on such proof of loss and such security as may be required by the Trustee.

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

     (S)6.  Trustee to Vote Stock.  On the signing of this Agreement, it
            ---------------------
shall be the duty of the Trustee and he shall have the sole and exclusive power and authority to vote the Shareholders' Shares, in person or by proxy, as in the judgment of the Trustee may be in the best interest of the Company, at all regular and special meetings of the shareholders of the Company, in the election of directors and on any matter and question that may be brought before those meetings, as fully as any shareholder might do if personally present, including the right to vote the Shares for the purpose of either increasing or reducing the capital stock of the Company.

     (S)7.  Trustee's Liability.  The Trustee shall use his best judgment in
            -------------------
voting on the stock subject to this Agreement but shall not be liable for any act of commission or omission, any vote cast or consent given, in good faith and in the absence of gross negligence or willful misconduct.

     (S)8.  Trustee's Indemnity.  The Trustee shall be entitled to be fully
            -------------------
indemnified by the Shareholders against all costs, charges, expenses and other liabilities properly incurred by him in the exercise of any power conferred upon him and the Shareholders covenant with the Trustee that each of them, in proportion to the amount of their respective Shares and interest, will save harmless and keep indemnified the Trustee of and from all loss or damage he may sustain or be put to by reason of anything he may lawfully do in the execution of this trust.

     (S)9.  Successor Trustee.  In the event of the death, resignation,
            -----------------
removal or incapacity of the Trustee, Howard Payne of Sarasota, Florida, Trustee's tax advisor, shall be vested with all of the duties, power and authority of Trustee as if originally named in this Agreement.

     (S)10. Continuance of Trust.  The trust shall continue for 10 years from
            --------------------
this date and shall then terminate. Upon the termination of the trust the Shares then remaining in the hands of the Trustee shall be assigned to the Shareholders then entitled to them upon their surrender to the Trustee of the trust certificates representing their Shares, and the Trustee then shall be discharged of all obligations under this Agreement.

     (S)11. Dividends.  Any cash dividend declared by the board of directors
            ---------
of the Company shall be paid to the Trustee for the benefit of the holders of trust certificates. The Trustee shall distribute such dividends to trust certificate holders in proportion to the number of Shares respectively represented by their trust certificates. If any dividend paid in capital stock of the Company is received by the Trustee, the respective holders of trust certificates shall be entitled to the delivery of new or additional trust certificates for the amount of the stock so received by the Trustee.

     (S)12. Counterparts.  This Agreement may be executed in counterpart and
            ------------
all executed counterparts shall be deemed an original, binding on all parties.

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

     IN WITNESS WHEREOF, the Shareholders and the Trustee have executed this Voting Trust Agreement as of the date first above written.

TRUSTEE:                                 WITNESS:


/s/ J. Melvin Stewart                    /s/ Sharon Y. Gabriel
----------------------------             --------------------------------------
J. MELVIN STEWART                        Print Name: Sharon Y. Gabriel

                                         /s/ Pamela Schaetzel
                                         --------------------------------------
                                         Print Name: Pamela Schaetzel


SHAREHOLDERS:                            WITNESS:

/s/ Rebecca Stewart Brooks               /s/ Debra Miles
----------------------------             --------------------------------------
REBECCA STEWART BROOKS                   Print Name: Debra Miles


                                         --------------------------------------
                                         Print Name:
                                                    ---------------------------

/s/ Bonnie Stewart Knox                  /s/ Sandra J. Groff
----------------------------             --------------------------------------
BONNIE STEWART KNOX                      Print Name: Sandra J. Groff

                                         /s/ Brenda L. Berthold
                                         --------------------------------------
                                         Print Name: Brenda L. Berthold


/s/ J. Melvin Stewart                    /s/ Sharon Y. Gabriel
----------------------------             --------------------------------------
J. MELVIN STEWART, as Trustee for the    Print Name: Sharon Y. Gabriel
EMILY STEWART MICHELSEN
IRREVOCABLE TRUST dated                  /s/ Pamela J. Schaetzel
May 6, 1998                              --------------------------------------
                                         Print Name: Pamela J. Schaetzel


/s/ Susan Stewart Michelsen              /s/ Michael W. Ricci
----------------------------             --------------------------------------
SUSAN STEWART MICHELSEN                  Print Name: Michael W. Ricci


                                         --------------------------------------
                                         Print Name:
                                                    ---------------------------

/s/ Elizabeth Stewart Ricci              /s/ Susan E. Leaman
----------------------------             --------------------------------------
ELIZABETH STEWART RICCI                  Print Name: Susan E. Leaman


                                         --------------------------------------
                                         Print Name:
                                                    ---------------------------


/s/ Deborah Stewart                      /s/ Sharon Y. Gabriel
----------------------------             --------------------------------------
DEBORAH STEWART                          Print Name: Sandra J. Groff

                                         /s/ Ronald E. Shadduck
                                         --------------------------------------
                                         Print Name: Ronald E. Shadduck


/s/ John M. Stewart                      /s/ Phillip D. Farnsworth
----------------------------             --------------------------------------
JOHN M. STEWART                          Print Name: Phillip D. Farnsworth

                                         /s/ Jadine Woo
                                         --------------------------------------
                                         Print Name: Jadine Woo

/s/ Mary Stewart                         /s/ Vera Zabramski
----------------------------             --------------------------------------
MARY STEWART                             Print Name: Vera Zabramski

                                         /s/ M. Coggins
                                         --------------------------------------
                                         Print Name: M. Coggins

                            VOTING TRUST AGREEMENT
                            ----------------------

                                  SCHEDULE A
                                  ----------

     SHAREHOLDERS                           NUMBER OF SHARES


     Rebecca Stewart Brooks                     40,000

     Bonnie Stewart Knox                        40,000

     Emily Stewart Michelsen                    10,000
     Irrevocable Trust dated
     May 6, 1998

     Susan Stewart Michelsen                    30,000

     Elizabeth Stewart Ricci                    35,000

     Deborah Stewart                            55,000

     John M. Stewart                            40,000

     Mary Stewart                               55,000

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